Exhibit 99.2

Neustar, Inc.

Supplemental Information

Earnings Report

February 5, 2013

neustar TM

Revenue by Segment

Segment Revenue ($ in 000s) Full-Year 2012 Quarter Ended, Full-Year

2011 Mar 31, Jun 30, Sep 30, Dec 31, 2012

Carrier Services

Numbering Services 397,973 110,489 110,896 111,726 111,504 444,615

Order Management Services 35,804 10,910 10,541 10,104 9,997 41,552

IP Services 14,117 2,974 4,910 3,372 4,662 15,918

Total Carrier Services revenue 447,894 124,373 126,347 125,202 126,163 502,085

Enterprise Services

Internet Infrastructure Services (IIS) 82,987 21,723 22,455 22,856 23,737 90,771

Registry Services 68,403 17,762 19,634 20,774 21,499 79,669

Total Enterprise Services revenue 151,390 39,485 42,089 43,630 45,236 170,440

Information Services

Identification Services 13,873 22,719 22,957 24,212 23,314 93,202

Verification & Analytics Services 4,465 8,236 9,821 13,078 14,322 45,457

Local Search & Licensed Data Services 2,833 4,769 5,248 5,050 5,137 20,204

Total Information Services revenue 21,171 35,724 38,026 42,340 42,773 158,863

Total consolidated revenue 620,455 199,582 206,462 211,172 214,172 831,388

Key Performance Metrics

Metrics Full-Year 2012 Quarter Ended, Full-Year

Revenue category 2011 Mar 31, Jun 30, Sep 30, Dec 31, 2012

Carrier Services

NPAC Services transactions (in thousands) 468,937 113,243 125,479 138,297 130,732 507,751

Functionality enhancements NPAC SOWs (in thousands) $ - $ - $ - $ - $ - $ -

Enterprise Services

Functionality enhancements SOWs (in thousands) $ 1,127 $ 42 $ 1,104 $ 1,893 $ 1,659 $ 4,698

IIS queries (in billions) 3,962 982 986 1,051 1,116 4,135

IIS new customers 1,093 253 222 237 246 958

IIS upgrades 1,261 381 367 309 321 1,378

Registry - domain names under management (in thousands) 5,451 5,736 5,787 5,821 5,842 5,842

CSC - codes under management 4,565 4,667 4,681 4,895 4,963 4,963

Expense by Type

by Quarter and as a Percentage of Revenue

($ in 000s) Full-Year 2012 Quarter Ended, Full-Year

2011 Mar 31, Jun 30, Sep 30, Dec 31, 2012

Revenue 620,455 199,582 206,462 211,172 214,172 831,388

Expense by type:

Cost of revenue (excl. depreciation & amortization) 137,992 44,898 46,127 46,339 48,601 185,965

% of Revenue 22% 22% 22% 22% 23% 22%

Sales and marketing 109,855 38,353 41,073 38,040 46,263 163,729

% of Revenue 18% 19% 20% 18% 22% 20%

Research and development 17,509 7,724 8,096 7,663 6,311 29,794

% of Revenue 3% 4% 4% 4% 3% 4%

General and administrative 96,317 20,993 20,091 20,915 19,798 81,797

% of Revenue 16% 11% 10% 10% 9% 10%

Depreciation & amortization 46,209 22,706 22,713 23,622 23,914 92,955

% of Revenue 7% 11% 11% 11% 11% 11%

Restructuring charges (recoveries) 3,549 522 2 (32) (3) 489

% of Revenue 1% 0% 0% 0% 0% 0%

Total operating expense 411,431 135,196 138,102 136,547 144,884 554,729

Expense Details

Other Details and Headcount

Stock-based compensation by type ($ in 000s) Full-Year 2012 Quarter Ended, Full-Year

2011 Mar 31, Jun 30, Sep 30, Dec 31, 2012

Cost of revenue 2,812 555 1,158 1,461 1,369 4,543

Sales and marketing 8,000 1,736 3,004 3,734 3,251 11,725

Research and development 1,373 359 561 589 492 2,001

General and administrative 15,306 1,251 2,326 3,253 2,959 9,789

Total stock-based compensation expense 27,491 3,901 7,049 9,037 8,071 28,058

Amortization of intangibles ($ in 000s) 12,107 12,572 12,571 12,569 12,569 50,281

Headcount by type Year-End 2012 Quarter Ended, Full-Year

2011 Mar 31, Jun 30, Sep 30, Dec 31, 2012

Cost of revenue 658 659 674 673 671 671

Sales and marketing 461 461 470 470 493 493

Research and development 137 141 158 154 143 143

General and administrative 232 228 230 232 236 236

Total headcount 1,488 1,489 1,532 1,529 1,543 1,543

Non-GAAP Financial Measures RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

Neustar reports its results in accordance with generally accepted accounting principles in the United States (GAAP). In this section, Neustar is also providing certain non-GAAP financial measures and reconciliations from the most directly comparable GAAP measure. These non-GAAP financial measures have limitations and may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Reconciliations from financial results calculated in accordance with GAAP should be carefully evaluated. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes. Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s operating results to prior periods, as well as against the performance of other companies.

Reconciliation of Segment Contribution ($ in 000s) Full-Year 2012 Quarter Ended, Full-Year 2011 Mar 31, Jun 30, Sep 30, Dec 31, 2012 Segment contribution Carrier Services 391,000 108,446 110,438 109,359 109,970 438,213 Enterprise Services 65,080 16,731 18,866 20,314 17,555 73,466 Information Services 12,583 18,014 16,991 24,064 18,222 77,291 Total segment contribution 468,663 143,191 146,295 153,737 145,747 588,970 Indirect operating expense: Cost of revenue (excl. depreciation & amortization) 83,990 24,269 24,741 24,989 24,778 98,777 Sales and marketing 17,340 5,730 6,635 6,050 5,217 23,632 Research and development 16,234 4,860 4,431 4,270 3,083 16,644 General and administrative 92,317 20,718 19,413 20,213 19,470 79,814 Depreciation and amortization 46,209 22,706 22,713 23,622 23,914 92,955 Restructuring charges (recoveries) 3,549 522 2 (32) (3) 489 Consolidated income from operations 209,024 64,386 68,360 74,625 69,288 276,659

Adjusted Net Income from Continuing Operations

($ in 000s, except per share amounts)	Full-Year	Quarter Ended 2012,				Full-Year
	2011	Mar 31,	Jun 30,	Sep 30,	Dec 31,	2012
Income from continuing operations	123,574	33,962	38,592	45,753	37,780	156,087
Add: Stock-based compensation	27,491	3,901	7,049	9,037	8,071	28,058
Add: Amortization of acquired intangible assets	12,107	12,572	12,571	12,569	12,569	50,281
Add: TARGUSinfo acquisition-related costs (1)	11,602	–	–	–	–	–
Add: Tender offer costs (2)	2,413	–	–	–	–	–
Less: Adjustment for provision for income taxes (3)(4)	(18,173)	(6,557)	(7,014)	(6,684)	(7,722)	(28,040)
Adjusted net income from continuing operations	159,014	43,878	51,198	60,675	50,698	206,386
Adjusted net income margin from continuing operations (5)	26%	22%	25%	29%	24%	25%
Adjusted net income from continuing operations per diluted share (6)	$2.13	$0.64	$0.75	$0.90	$0.75	$3.04
Weighted average diluted common shares outstanding	74,496	68,478	67,887	67,623	67,762	67,956

(1) Amounts represent costs incurred by the Company in connection with its acquisition of Targus Information Corporation (TARGUSinfo).

(2) Amounts represent costs incurred by the Company to repurchase 7.2 million shares of its Class A common stock through a modified "Dutch auction" tender offer which closed on December 8, 2011. These costs were not deductible for income tax purposes.

(3) Adjustment reflects the estimated tax effect of adjustments for stock-based compensation expense, amortization of acquired intangible assets and approximately $6.3 million of tax deductible TARGUSinfo acquisition-related costs based on the effective tax rate for income from continuing operations for the applicable period.

(4) Quarterly amounts for the adjustment for provision for income taxes do not add to the full year amount due to differences in the effective tax rate for income from continuing operations for the applicable quarters compared to effective annual tax rate.

(5) Adjusted net income margin is a measure of adjusted net income from continuing operations as a percentage of revenue.

(6) Quarterly amounts for adjusted net income from continuing operations per diluted share may not add to the full year amount due to differences in the adjustment for provision for income taxes discussed in (4) above.

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neustar

Adjusted EBITDA ($ in 000s) Full-Year Quarter Ended 2012, Full-Year 2011 Mar 31, Jun 30, Sep 30, Dec 31, 2012 Income from continuing operations 123,574 33,962 38,592 45,753 37,780 156,087 Add: Provision for income taxes, continuing operations 81,137 22,460 21,474 20,495 22,584 87,013 Add: Interest expense 4,831 8,613 8,254 8,622 8,711 34,200 Add: Depreciation and amortization 46,209 22,706 22,713 23,622 23,914 92,955 Add: Non-cash other (income) and expense, net (1) 1,448 (420) 150 (105) 330 (45) Add: Stock-based compensation 27,491 3,901 7,049 9,037 8,071 28,058 Add: Restructuring charges (recoveries) 3,549 522 2 (32) (3) 489 Add: Acquisition-related costs (2) 11,602 - - - - - Add: Other adjustments (3) 126 - - - - - Less: Interest income 1,265 229 110 140 117 596 Adjusted EBITDA 298,702 91,515 98,124 107,252 101,270 398,161 (1) Amounts represent loss on foreign currency transactions, realized gains on available-for-sale investments, and loss on asset disposals. (2) Amounts represent costs incurred by the Company in connection with its acquisition of TARGUSinfo. (3) Other adjustments represent certain non-capitalized charges incurred in connection with the Company’s financing activities.